Exhibit 99.1

Marker Therapeutics Receives FDA Orphan Drug Designation for its Multi-Antigen Targeted T Cell Therapy for Acute Myeloid Leukemia

Houston, TX—April 29, 2020—Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced that the United States Food and Drug Administration (FDA) Office of Orphan Products Development has granted Orphan Drug designation to MT-401, a multi-tumor-associated antigen (MultiTAA)-specific T cell product for the treatment of patients with acute myeloid leukemia (AML), following allogeneic stem cell transplant.

“We are pleased that the FDA has granted orphan designation to MT-401, our novel MultiTAA-specific T cell product candidate and believe it is supportive of its potential to treat post allogeneic stem cell transplant patients with AML—a devastating and pervasive blood disease with a high medical need for a treatment. In investigator-sponsored trials, our MultiTAA-specific T cell product candidate was well- tolerated and we have observed clinical benefit across various liquid and solid tumors, suggesting the product candidate’s ability to induce a patient’s own T cells to expand for a more durable anti-tumor effect. We look forward to initiating our Company-sponsored Phase 2 study in patients with post allogeneic stem cell transplant AML,” said Peter L. Hoang, President & CEO of Marker Therapeutics.

Orphan designation is granted by the FDA Office of Orphan Products Development to advance the evaluation and development of safe and effective therapies for the treatment of rare diseases or conditions affecting fewer than 200,000 people in the U.S. Under the Orphan Drug Act, the FDA may provide grant funding toward clinical trial costs, tax credits, FDA user-fee benefits, and seven years of market exclusivity in the United States following marketing approval by the FDA. The granting of an orphan designation request does not alter the standard regulatory requirements and process for obtaining marketing approval. For more information about orphan designation, please visit the FDA website at www.fda.gov.

About Marker Therapeutics, Inc.
Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cell therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

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Forward-Looking Statement Disclaimer

This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our non-engineered multi-tumor antigen specific T cell therapies; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; the potential benefits of orphan drug designation; and the timing and success of our clinical trials, as well as clinical trials conducted by our collaborators. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Source: Marker Therapeutics, Inc.

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